Exhibit 10.15

[ *** ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

RESEARCH AGREEMENT

This Agreement is made by and between Lexeo Therapeutics, Inc. (“Company”) with offices at 430 East 29th Street, 14th Floor, New York, NY 10016, and The Regents of the University of California on behalf of its San Diego campus, having its office at 9500 Gilman Drive, La Jolla, CA 92093-0934, (“University”), (each may be individually referred to as a “Party” and collectively, as the “Parties”), effective as of the date of last signature below (“Effective Date”).

WHEREAS, it is in the mutual interest of Company and University that research be conducted on a project entitled [***];

WHEREAS, Company desires to financially support said Project at University;

NOW, THEREFORE, the Parties agree as follows:

1. SCHEDULE - The Project shall be conducted in accordance with the scope of work attached hereto as Exhibit A (the “Scope of Work” or “SOW”), which SOW is incorporated into this Agreement by this reference solely for the purpose of describing the scope of work to be performed under this Agreement. The term of this Agreement shall be for two years from the Effective Date (the “Term”), unless sooner terminated as herein provided. The Term may be extended or renewed by the parties’ formal Amendment to this Agreement, as signed by an officer or designated authorized representative of both Parties, in accordance with Section 18(h) of this Agreement.

2. BUDGET - Company shall support the Project by a grant of [***]. The grant amount shall cover all direct and indirect costs of the Project, as set forth in the budget (the “Budget”) attached hereto as part of Exhibit A and incorporated into this cost-reimbursable Agreement. If at any time the Project Working Group has reason to believe that the cost of the Project will be greater than the Total Budget Amount, University shall notify Company immediately in writing to that effect, and shall provide a revised budget of the cost of completion of the Project, together with its justification for such increase, with such notice. Sponsor shall not be obligated to reimburse University for the costs incurred in excess of the Total Budget Amount unless and until Sponsor has notified University in writing that the revised budget is accepted via formal Amendment to this Agreement (the “Revised Total Budget Amount”). Upon expenditure of the Total Budget Amount or the Revised Total Budget Amount, as applicable, University’s obligation to continue performance of the Project shall cease and the Project shall be deemed to be terminated as of the date that University ceases performance of the Project.

3. PAYMENT - Upon execution of this Agreement, the University will submit an advance payment invoice to Company for the advancement to University of University’s estimated reimbursable expenses, shown by major categories, to be incurred by the University to perform the Project during [***] (the “Initial Payment”). The Initial Payment shall be due within [***] after Company’s receipt of the applicable invoice.

Payment shall be made to “The Regents of the University of California” and sent to the following address if by mail:

[***]

Checks being delivered via courier (e.g., FedEx) shall be sent to the following address:

[***]

University shall forward invoices to Company at the following address:

[***]

At least [***], the University will submit an advance payment invoice to Company to request that the University be advanced the estimated reimbursable costs shown by major cost categories for the ensuing [***]. Company will make the payment to the University within [***] of receipt of the invoice. The total amount requested in any advance payment invoice will not, together with amounts already paid by Company pursuant to prior advance payment invoices, exceed the Total Budget Amount or the Revised Total Budget Amount, as applicable.

From the Effective Date until [***] after the completion of the Project, Company may at any time request that University provide a formal report of expenditures shown by major cost categories in accordance with the budget justification in Exhibit A (“Budget Justification”). In addition, University shall provide Company with supporting documentation for the expenditures set forth in the most recent Budget Justification provided by University within [***] after (a) the [***]; and (b) notice of termination of this Agreement is given by either Party or on the date of expiration of this Agreement, as applicable.

4. PRINCIPAL INVESTIGATOR - The research is to be conducted by University under the direction of [***] (“Principal Investigator”) who will be responsible for the direction of the Project, including all budgeting, in accordance with applicable University policies. If the Principal Investigator becomes unable to continue to conduct the Study for reasons beyond the Principal Investigator’s reasonable control, or if the Principal Investigator leaves the employment of the University, and the University and Company do not agree on a qualified replacement principal investigator, either Party may terminate this Agreement with [***]’ written notice to the other Party pursuant to Section 17.

5. PROJECT WORKING GROUP

a.

Specific Responsibilities. The Project Working Group will be comprised of representatives of University and Company (“PWG”) and will meet to discuss the Project at least [***] (or as otherwise agreed to by the PWG) and at Company’s additional expense, if in person, to (i) coordinate activities relating to the Project between University and Weill Cornell, (ii) review and discuss the Project activities and any Research Results (defined below), (iii) review any proposed changes to the scope of work for the Project, the timeline for the Project and/or the Project budget, including approving the updated budget for the subsequent year on or prior to [***], (iv) ensure the Parties are working in good faith together on the Project and communicating on a regular basis; (v) subject each milestone to verification of acceptability by Company to ensure that such milestone was performed pursuant to the requirements set forth in the Scope of Work, (vi) determine whether any adjustments to the Total Budget Amount or the Revised Total Budget Amount as applicable are necessary based on progress to date on the Project, and

(vii) perform such other functions as appropriate, to further the purposes of this Agreement, in each case as may be assigned to the Parties pursuant to this Agreement or as may be agreed to in writing by all of the Parties by formal Amendment of this Agreement. Each Party will determine on a PWC meeting-by-PWC meeting basis which of its representatives will attend.

6. CONFIDENTIALITY

a.

Confidential Information. “Confidential Information” means any information which is disclosed by or on behalf of one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in the performance of the Project under this Agreement and which is marked as “Confidential” at the time of disclosure, or (i) in the case of oral disclosures, identified at the time of such oral disclosure as confidential and reduced to writing and marked as “Confidential” within [***] of oral disclosure; (ii) if not marked, information is regarded as “Confidential” if a reasonable person in the relevant field would consider such information to be the Institution’s confidential information given its content and the circumstances of the disclosure. The confidentiality obligations set forth in this Section 6 do not apply to any information that: (a) was known to the Receiving Party prior to its receipt from Disclosing Party as shown by contemporaneous evidence, (b) is independently developed by the Receiving Party without use of or reference to the Confidential Information of Disclosing Party, (c) becomes known generally to the public at any time through no fault of Receiving Party, or (d) was disclosed to Receiving Party by a third party whom Receiving Party reasonably believed to have a right to disclose the information. The Receiving Party will use the Disclosing Party’s Confidential Information solely for the purposes of the Project.

b.

Duty to Safeguard Confidential Information. Receiving Party will maintain the Disclosing Party’s Confidential Information in confidence, except that Receiving Party may disclose or permit disclosure of any of the Disclosing Party’s Confidential Information to its directors, officers, employees, and agents who need to know such Confidential Information to conduct the Project and who are subject to confidentiality obligations with respect to the Confidential Information no less restrictive than those set forth herein as a condition of their employment. Receiving Party will promptly, upon discovery of any disclosure or use of Disclosing Party’s Confidential Information not authorized hereunder, notify Disclosing Party and take reasonable steps to prevent any further unauthorized disclosure or unauthorized use of Disclosing Party’s Confidential Information. Notwithstanding the foregoing, Receiving Party may disclose Disclosing Party’s Confidential Information pursuant to an order of a court or other governmental authority of competent jurisdiction, provided that the Receiving Party (a) promptly notifies Disclosing Party of such order, (b) gives Disclosing Party an opportunity to oppose such disclosure, and (iii) takes reasonable efforts to minimize the disclosure of such Confidential Information.

c.

Company Materials. Company may, from time to time, provide, or request a third party to provide, University with biological, chemical or physical materials for use in the Project, (the “Materials”). The Materials will be deemed to be confidential and proprietary to Company for purposes of this Agreement and shall be held securely by University. Accordingly, University will not (a) transfer or permit the transfer of the Materials to any third party or (b) modify or create derivatives or improvements or permit the modification of or creation of derivatives of, or improvements on, the Materials without Company’s prior written consent, and will use the Materials solely for purposes of conducting the Project as described in the SOW.

d.

Rights in Confidential Information and Materials. As between the Parties, Disclosing Party is and will remain the exclusive owner of its Confidential Information. Company, or the applicable owner, is and will remain the exclusive owner of the Company’s Confidential Information disclosed by or on behalf of Company and the Materials provided by or on behalf of Company to University under this Agreement and all preexisting intellectual property rights therein prior to the Effective Date, and all intellectual property rights in which any of the foregoing obtains on or after the Effective Date but separate and apart from the Project. No option, license, or conveyance of such rights to University or any third party regarding the Confidential Information or Materials is granted or implied under this Agreement.

7. RIGHTS IN DATA AND REPORTING

Subject to Paragraph 6 (“Confidentiality”) of this Agreement, University shall have the right to copyright, publish, disclose, disseminate and use, in whole and in part, any data and information developed by University. University will deliver to Company reports of data from the Project in a format and frequency as mutually agreed to between the Principal Investigator and the Company (“Research Results”) no less frequently than once every [***]. The Principal Investigator will submit written reports summarizing the research conducted under the Project to Company once each calendar quarter during the Term and will submit a comprehensive final report summarizing key supporting data and additional analyses for the preceding studies (collectively, the “Research Reporting”) to Company within [***] of the earlier of (a) completion of the Project and (b) the expiration or termination of this Agreement. Subject to University’s first right to publish in accordance with Section 9 of this Agreement, University hereby grants to Company an exclusive, worldwide, perpetual, sublicensable, irrevocable, transferable, fully paid-up, royalty-free license under University’s interest in the Research Results and Research Reporting to use, reproduce, modify, adapt, translate, distribute, perform and display the Research Results and Research Reporting for any purposes.

ALL INFORMATION, DATA AND REPORTS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

8. USE OF NAME/PUBLICITY - It is agreed by each Party that it will not under any circumstance use the name of the other Party or its employees in any advertisement, press release or publicity with reference to this Agreement, without prior written approval of the other Party.

9. PUBLICATION - University shall have the first right to publish the results of the work conducted by University under this Agreement to the extent such results do not contain Confidential Information of Company, provided, Company has the opportunity to review and comment on any proposed manuscripts, abstracts, presentations, or other publications (a “Publication”) describing said work at least [***] prior to the intended date of submission for publication. University agrees to reasonably consider Company’s comments prior to publication, provided that, if Company notifies University within such [***] period that such proposed Publication contains Confidential Information of Company, University will delete such Confidential Information prior to publication. Notwithstanding the foregoing, if the proposed Publication contains patentable information, University will, if requested by Company, (a) withhold publication for up to an additional [***] to allow for the filing of patent applications in accordance with Section 10 or (b) at University’s option, delete such information and publish as set forth herein.

10. PATENT RIGHTS - Inventorship of inventions, developments or discoveries arising from research conducted under this Agreement shall be determined in accordance with inventorship under United States Patent Law, Title 35 United States Code. Ownership shall follow inventorship.

a.

Company Inventions - All rights to inventions or discoveries made, developed, created, conceived, reduced to practice or invented hereunder solely by Company’s or its Affiliates employees or agents or representatives (each, a “Company Invention”) without use of the University employees or facilities shall belong to Company. Notwithstanding the foregoing and anything to the contrary set forth herein, if Company provides any Materials to University that are proprietary to Company and/or any third party (“Proprietary Materials”), Company and University hereby agree to use best efforts to determine an appropriate and fair allocation of ownership of inventions or discoveries using or incorporating such Proprietary Materials upon disclosure of such inventions or discoveries to the University, taking into consideration factors such as whether the contribution or use of such Proprietary Materials or Confidential Information of Company results in a new vector construct or materially increases the functionality or activity of a vector construct developed by the Principal Investigator prior to receipt of such Proprietary Materials or Confidential Information.

b.

University Inventions - All rights to inventions made or invented hereunder solely by University’s employees or agents (each, a “University Invention”) shall belong to the University and shall be disposed of in accordance with University policy.

c.

Joint Inventions - All rights to inventions made or invented hereunder jointly by or on behalf of employees or agents from both University and Company whether or not at the University facility (each, a “Joint Invention”) shall be jointly-owned by Company and University.

d.	Procedures

i.

University will make prompt written disclosure to Company of all University Inventions and Joint Inventions. Company shall treat disclosures of University Inventions as Confidential Information of University in accordance with the obligations set forth in Section 6.

ii.

To the extent legally able, University shall grant to Company a royalty-free license to develop, make, use, sell, offer for sale, import, commercialize and otherwise exploit University’s interest in any University Inventions or Joint Inventions that necessarily use or necessarily incorporate Materials or Confidential Information.

iii.

Upon such written disclosure, during the Negotiation Period set forth in Section 10(e) or if Company has exercised its Option under Section 10(e) of this Agreement and University does not intend to file a patent for protection of University Invention(s), then upon Company’s request and expense, University agrees to file the necessary papers for obtaining patent protection for such University Invention in any and all countries of the world which Company determines are of sufficient interest to merit such filing, provided that Company shall bear all costs for such filing and reimburse University of its reasonable costs related thereto.

iv.

Unless otherwise agreed to by the Parties, patent applications relating to a Joint Invention will be filed, prosecuted and maintained by Company, [***]. University and Company will together select independent patent counsel satisfactory to both parties to prepare and prosecute any such applications.

v.	Patent applications relating to a Company Invention will be filed, prosecuted and maintained by Company, [***], using patent counsel acceptable to Company in its sole discretion.

vi.

With respect to patent applications filed pursuant to Section 10(d)(iii), both parties will have the right to review and comment upon applications and correspondence with the relevant patent office and will be provided with drafts thereof sufficiently in advance to reasonably allow for such review and comment.

vii.

University agrees that it will cause to be signed by concerned University personnel all documents of assignment or other documents necessary to obtain patent protection as set forth herein, and that University will do whatever Company reasonably requests to obtain and maintain such patent rights as required by this Agreement, at the reasonable expense of Company.

viii.

If Company elects not to have a patent application filed in any country with respect to a particular Joint Invention, Company will advise University of such fact within [***] from the date such invention was disclosed to Company by University. University may then, at its own expense, file and prosecute a patent application claiming such invention, and such patent application and any patents issuing therefrom will not be included within the license option granted to Company pursuant to Section 10(e), and University will be free to license its rights in such patent application and any resulting patent to any party upon prior written notice to Company.

e.

License; Option. To the extent legally able, the University hereby grants Company a first right to obtain a non-exclusive or exclusive (at the election of Company in its sole discretion), royalty-bearing, perpetual and transferable worldwide license, with the right to grant sublicenses through multiple tiers, to University’s interest in any University Invention or in any Joint Invention (“Option”). Company shall advise University in writing within [***] of any disclosure made to the Company pursuant to Section 10(d)(i) of a University Invention or Joint Invention whether or not it wishes to exercise the Option. During such Option period, in the event University does not intend to file a patent for protection of the University Invention, then upon Company’s request, University agrees to file patent application(s) of such University Invention provided that Company shall bear all costs for such filing and reimburse University for its reasonable costs related thereto. The Parties will have [***] from the date of election to negotiate and conclude an exclusive license agreement (as may be extended as set forth in this Section 10(e), the “Negotiation Period”). Such period may be further extended by mutual written agreement of the parties. Such license shall contain reasonable terms and shall require diligent performance by Company for the timely commercial development and early marketing of such inventions, and include Company’s continuing obligation to pay patent costs. If the license has not been concluded within the period described above, rights to the University Inventions and Joint Inventions disclosed hereunder shall be disposed of in accordance with University policies, with no further obligation to Company; provided that University will not enter into an agreement with a third party regarding the sale or license of such University Inventions on terms that are materially more favorable to the third party than those terms last offered to Company for one year after the negotiations between Company and University are terminated. For clarity, during and before the Negotiation Period described above, with respect to a particular University Invention, to the extent legally able, University shall not grant to any third party any rights in or otherwise encumber such University Invention in any manner that would prevent University from granting to Company an exclusive license as contemplated hereunder.

11. INDEMNIFICATION

a.

Company shall defend, indemnify and hold University, its directors, officers, agents, and employees harmless from and against any and all liability, loss, expense (including reasonable attorneys’ fees), or claims for injury or damages brought by a third party arising out of the performance of this Agreement by Company, but only in proportion to and to the extent such liability, loss, expense, attorneys’ fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of, or a material breach of this Agreement by, Company, its directors, officers, agents or employees.

b.

University shall defend, indemnify and hold Company, its directors, officers, agents and, employees harmless from and against any and all liability, loss, expense (including reasonable attorneys’ fees), or claims for injury or damages brought by a third party arising out of the performance of this Agreement by University, but only in proportion to and to the extent such liability, loss, expense, attorneys’ fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of, or a material breach of this Agreement by, University, its directors, officers, agents, or employees.

12. INDEMNIFICATION PROCEDURE - The Parties’ indemnification obligations set forth in Section 11 are conditioned upon the Party claiming indemnification thereunder (the “Indemnified Party”) (a) promptly notifying the other Party (the “Indemnifying Party”) of a claim (provided, however, that failure to provide such notice will relieve the Indemnifying Party from its liability or obligation hereunder only to the extent of any material prejudice as a direct result of such failure); (b) promptly giving the Indemnifying Party the right to control and direct the investigation, preparation, defense and settlement of such claim with counsel of the Indemnifying Party’s own choosing; and (c) giving assistance and full cooperation for the defense of same. Without limiting the foregoing, the Indemnified Party will have the right to reasonably participate, at its own expense, in the defense or settlement of any claim.

13. LIMIT OF LIABILITY - EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS AND DAMAGES AND LIABILITIES ARISING OUT A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS OR INTELLECTUAL PROPERTY OBLIGATIONS, IN NO EVENT WILL EITHER PARTY, EMPLOYEES, OFFICERS, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR LOST PROFITS, REGARDLESS OF WHETHER THE PARTY WAS ADVISED, HAD OTHER REASON TO KNOW OR IN FACT KNEW OF THE POSSIBILITY OF THE FOREGOING.

14. SUPPLIES AND EQUIPMENT - In the event that University purchases equipment hereunder, title to such equipment shall vest in University.

15. EXCUSABLE DELAYS - In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the reasonable control of a Party, such Party shall be excused from performance hereunder for the period of time attributable to such delay as set forth in this Section 15, which may extend beyond the time lost due to one or more of the causes mentioned above. In the event of any such delay, this Agreement may be revised by changing the Budget, performance period and other provisions, as appropriate, by mutual agreement of the parties.

16. NOTICE - Notices shall be deemed given when: (a) sent by email; (b) delivered personally; (b) sent by confirmed facsimile; or (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. Whenever any notice is to be given hereunder, it shall be in writing and sent to the following address:

University: [***]

Company: [***]

with a copy to (which shall not constitute notice):

[***]

17. TERMINATION - This Agreement may be terminated early by Company at any time upon the giving of [***] prior written notice to University. Written notice of early termination shall be directed to the appropriate individual named in Section 16 of this Agreement. Upon the giving of notice of early termination by Company, as of the effective termination date, University shall exert its best efforts to terminate any outstanding commitments. Should University have costs incurred by it for all work performed through the effective early termination date, including outstanding obligations which cannot be canceled and that are not covered by the payments already received in accordance with Exhibit A, Company shall reimburse University for all remaining costs. University shall furnish, within [***] of the effective date of early termination, a final invoice for settlement of all remaining costs to be reimbursed or if the final Budget Justification and supporting document delivered by University pursuant to Section 3 indicates that University has not utilized all of the advance payment made by Company during the Term, then University shall promptly refund to Company such amounts. Upon the giving of notice of termination by University, as of the effective termination date Company shall have no additional liability for any costs or obligations. If this cost-reimbursable Agreement expires in accordance with Section 1, the obligations in this Section 17 do not apply to either Company or University. Each Party’s obligations of confidentiality with respect to the other’s Party’s Confidential Information will survive for a period of [***] following the termination or expiration of this Agreement. Upon termination of this Agreement, Receiving Party shall, at Disclosing Party’s option and expense, either return or destroy any Materials in University’s possession and the other Party’s Confidential Information provided, however, that the Receiving Party may retain one copy of Confidential Information in a secure location for purposes of compliance with this Agreement and Applicable Law.

18. MISCELLANEOUS

a.

Severability. In the event that any provision of this Agreement is found to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, as mutually negotiated in good faith between the Parties, and the remainder shall continue in effect, to the extent consistent with the intent of the Parties as of the Effective Date.

b.

Relationship of the Parties. Nothing in this Agreement shall be construed to place the parties in an agency, employment, franchise, joint venture, or partnership relationship. Neither Party shall have the authority to obligate or bind the other in any manner, and, with the exception of third party Indemnified Parties, nothing herein contained shall give rise or is intended to give rise to any rights of any kind to any third parties. Neither Party shall represent to the contrary, either expressly, implicitly or otherwise.

c.

Governing Law. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

d.

Assignment; Binding Effect. Neither Party may assign this Agreement in whole or in part without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to its Affiliates or to a third party successor of, or transferee to, assets of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction.

e.	No Waiver. Failure by either Party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

f.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

g.

Construction. This Agreement has been negotiated by each of the Parties and each of their respective counsel. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party. All notices, communications and discussions pertaining to this Agreement, whether oral or written, shall be conducted in the English language, including any enforcement proceedings.

h.

Complete Agreement. This Agreement, including the exhibits hereto, which are hereby incorporated into this Agreement by this reference, constitutes the entire agreement between the parties with respect to the subject matter hereof. It supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, and prevails over any conflicting terms or conditions contained on printed forms submitted with purchase orders, sales acknowledgments or quotations, except for agreements UC reference [***] and clarification purposes. Nothing in this Agreement will affect the rights already granted in prior License Agreements UC reference [***]. For clarity purposes, royalties and any licensing terms included those License Agreements shall still apply.. This Agreement may not be modified or waived, in whole or part, except in writing and signed by an officer or duly authorized representative of both Parties.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement as of the Effective Date.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ON BEHALF OF ITS SAN DIEGO CAMPUS		LEXEO THERAPEUTICS, INC.

By:	/s/ Suzanne Wolff	By:	/s/ Nolan Townsend

(signature)		(signature)

Name:	Suzanne Wolff	Name:	R. Nolan Townsend CEO
Title:	Principal Contract Officer	Title:	CEO
Date:	12/3/2021	Date:	12/3/21

Exhibit A: Scope of Work and Budget

[***]

FIRST AMENDMENT TO THE RESARCH AGREEMENT BETWEEN

LEXEO THERAPEUTICS, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ON BEHALF OF ITS SAN DIEGO CAMPUS

This First Amendment (“Amendment”) by and between Lexeo Therapeutics, Inc. located at 345 Park Avenue South, Sixth Floor, New York, NY 10010 (“Sponsor”) and The Regents of the University of California on behalf of its San Diego Campus, located at 9500 Gilman Drive #0934, La Jolla, CA 92093-0934 (“Institution”) is made and effective as of the last date of signature (“Effective Date”).

WHEREAS, Sponsor and Institution entered into the Research Agreement, effective on December 2, 2021 (“Agreement”), to conduct a research project entitled [***] (“Project”);

WHEREAS, Sponsor and Institution mutually desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the premises and mutual covenants herein, the parties agree as follows:

1.	Section 3, Payment, Sentence 5 shall be deleted and replaced with the following:

University shall forward invoices to Company at the following address:

[***]

2.	Section 4, Principal Investigator, Sentence 1 shall be deleted and replaced with the following:

The research is to be conducted by University under the direction of [***] (“Principal Investigator”) who will be responsible for the direction of the Project, including all budgeting, in accordance with applicable University policies.

3.	Section 16, Notice, “Company” and the addresses that follow shall be deleted and replaced with the following:

Company: [***]

4.	Exhibit A: Scope of Work and Budget, shall be deleted and replaced with the attached Exhibit A: Updated Scope of Work and Budget.

5.	Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to such terms in the Agreement;

6.	If the terms of the Agreement in any way conflict with or are otherwise inconsistent with the terms of this Amendment, the terms of this Amendment shall govern and control.

7.

Except as modified herein, the above-referenced Agreement shall remain in full force and effect and is hereby incorporated by references. The Agreement, as amended and modified, constitutes the entire agreement and understanding between the parties.

8.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, on behalf of its San Diego Campus		LEXEO THERAPEUTICS, INC.

/s/ Suzanne Wolff		/s/ Nolan Townsend
Name:	Suzanne Wolff	Name:	R. Nolan Townsend
Title:	Principal Manager	Title:	Chief Executive Officer
Date:	4/11/2023	Date:	4/19/2023

Exhibit A: Updated Scope of Work and Budget

[***]